EXHIBIT 99.1

For Immediate Release                              For more information contact:
Tuesday, July 17, 2001                       Frank T. Kane, Vice President & CFO

                           Chromcraft Revington, Inc.
             Reports Second Quarter Results and Announces Withdrawal
            of Proposal by Citigroup Affiliate to Acquire the Company

     Delphi, Indiana, July 17, 2001 - Chromcraft Revington, Inc. (NYSE:CRC) today reported lower net earnings for the three months ended June 30, 2001 of $2,486,000, or $.26 per share on a diluted basis, as compared to $3,924,000, or $.40 per share on a diluted basis, for the same period last year. Sales for the second quarter of 2001 of $51,369,000 were 21.8% lower as compared to the year-earlier quarter. The Company previously reported that it expected second quarter earnings per share on a diluted basis to be in the range of $.26 and $.31.

     Net earnings for the first six months of 2001 were $5,978,000, or $.62 per share on a diluted basis, compared to $8,783,000, or $.88 per share on a diluted basis, for the first half of last year. Sales for the first six months of 2001 were $114,270,000 as compared to $139,407,000 for same period last year.

     Commenting on these results, Michael E. Thomas, President and Chief Executive Officer, said that sales and earnings were negatively impacted by the economic and retail slowdown that began to impact the Company in the second half of last year. He added that each subsidiary reported lower sales and earnings in the second quarter as compared to last year. Lower earnings for the second quarter were primarily due to unabsorbed fixed overhead, as a result of the lower sales volume. Thomas pointed out that, in response to the overall weak sales environment, the Company has adjusted production schedules to better control inventories, reduced headcount and implemented cost reduction programs to improve profitability.

     Thomas said that entering the third quarter, retail furniture sales continue to remain sluggish and the Company's sales order backlog is lower as compared to a year ago. Mr. Thomas added that the Company anticipates that third quarter earnings per share on a diluted basis will be between $.21 and $.26, as compared to $.28 last year.

     Chromcraft Revington also announced today that Court Square Capital Limited, a unit of Citigroup, has notified the Company that Court Square has decided to withdraw its proposal to acquire the issued and outstanding capital stock of Chromcraft Revington not owned by Court Square and its affiliates. As previously announced, the Company's Board of Directors received a proposal from Court Square under which holders of Chromcraft Revington's publicly traded shares would receive cash of $10.30 per share in a transaction to take the Company private. In withdrawing its proposal, Court Square Capital Limited cited, among other reasons, the uncertain general economic climate, the economic and retail slowdown and a difficult operating environment for the Company.

     Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names.

     This news release may contain forward-looking statements regarding Chromcraft Revington's future performance. These forward-looking statements are based upon certain assumptions as well as current expectations and projections about future events and are subject to uncertainties. As a result, the forward-looking statements contained in this release could turn out significantly different from expectations and projections or may not occur. Further, actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect Chromcraft Revington's actual financial results is included in its Form 10-K for the year ended December 31, 2000.

                                                                      More . . .

            Condensed Consolidated Statements of Earnings (unaudited)
                     (in thousands, except per share data)


                                                  Three Months Ended                       Six Months Ended
                                           ---------------------------------      --------------------------------
                                             June 30,             July 1,            June 30,            July 1,
                                               2001                2000                2001               2000
                                           -------------       -------------      -------------       ------------
Sales                                      $     51,369        $     65,667       $    114,270        $    139,407
                                           -------------       -------------      -------------       ------------

Gross margin                                     11,278              16,094             25,777              34,209

Selling, general and
   administrative expenses                        7,007               9,121             15,472              18,760
                                           -------------       -------------      -------------       ------------

Operating income                                  4,271               6,973             10,305              15,449

Interest expense                                    194                 513                504                 991
                                           -------------       -------------      -------------       ------------

Earnings before income
   tax expense                                    4,077               6,460              9,801              14,458

Income tax expense                                1,591               2,536              3,823               5,675
                                           -------------       -------------      -------------       ------------

Net earnings                               $      2,486        $      3,924       $      5,978        $      8,783
                                           =============       =============      =============       ============

Earnings per share of common stock:
      Basic                                $        .26        $        .40       $        .62        $        .90
                                           =============       =============      =============       ============

      Diluted                              $        .26        $        .40       $        .62        $        .88
                                           =============       =============      =============       ============

Shares used in computing earnings per share:
      Basic                                       9,573               9,713              9,573               9,812

      Diluted                                     9,695               9,865              9,700               9,935

                                                                      More . . .

                Condensed Consolidated Balance Sheets (unaudited)
                                 (in thousands)


                                                                   June 30,             July 1,          December 31,
                                                                     2001                2000                2000
                                                                 -------------      --------------      -------------
Cash                                                             $       -          $        -          $        441
Accounts receivable                                                    25,663              33,165             25,552
Inventories                                                            52,082              57,234             55,379
Other assets                                                            4,244               4,036              3,447
                                                                 -------------      --------------      ------------

   Current assets                                                      81,989              94,435             84,819

Property, plant and equipment, net                                     43,452              44,185             44,747
Intangibles and other assets                                           29,317              29,182             30,526
                                                                 -------------      --------------      ------------

   Total assets                                                  $    154,758       $     167,802       $    160,092
                                                                 =============      ==============      ============


Accounts payable                                                 $      5,740       $       9,644       $      6,474
Accrued liabilities                                                    12,463              15,433             13,694
Revolving credit facility                                                -                 28,100               -
                                                                 -------------      --------------      ---------

   Current liabilities                                                 18,203              53,177             20,168

Revolving credit facility                                               9,400                -                19,200
Other long term liabilities                                            10,932               9,879             10,479
                                                                 -------------      --------------      ------------

   Total liabilities                                                   38,535              63,056             49,847

Stockholders' equity                                                  116,223             104,746            110,245
                                                                 -------------      --------------      ------------

   Total liabilities and stockholders' equity                    $    154,758       $     167,802       $    160,092
                                                                 =============      ==============      ============